UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2020

A. H. BELO CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number: 1-33741

Texas	38-3765318
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

P. O. Box 224866, Dallas, Texas 75222-4866	(214) 977-7342
(Address of principal executive offices, including zip code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Series A Common Stock, $0.01 par value	AHC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) The Compensation and Management Development Committee (the “Committee”) of the Board of Directors of A. H. Belo Corporation (the “Company”) met on December 17, 2020 to review the structure of the Company’s 2021 Executive Compensation Plan and approve 2021 base salary, target bonus opportunity and long-term cash incentives for the Company’s named executive officers. Effective January 1, 2021, executive officers’ base salaries that had been reduced in response to the COVID pandemic are restored to pre-pandemic amounts. The Committee confirmed the compensation of Robert W. Decherd, the Company’s Chief Executive Officer, at $1 per year. Mr. Decherd’s compensation was changed from $360,000 per year to $1 in 2020 at his recommendation. Mr. Decherd does not participate in the Company’s bonus plan or receive any long-term cash incentive. The Committee set the target bonus percentage for Grant Moise, President and Publisher of The Dallas Morning News, at 100% of his base salary, an increase from 95%, and set Mr. Moise’s annual base and long-term cash incentive at $500,000 and $235,000, respectively. The Committee approved a 10.6% increase in total compensation for Mary Kathryn Murray, Executive Vice President and Chief Financial Officer, reflecting her promotion to Executive Vice President in 2020 and her assumption of additional duties. Ms. Murray’s 2021 base salary was set at $365,625 and her target bonus percentage at 60% of her base salary. The amount of Ms. Murray’s long-term cash incentive remains the same at $175,000. Since August, as a result of senior management departures and restructuring of compensation for other senior managers, the Company has reduced compensation at the vice president level and above by $1.8 million annually; the dollar increase at target represented by the foregoing changes in Mr. Moise’s and Ms. Murray’s annual compensation is $99,792.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 21, 2020	A. H. BELO CORPORATION

	By:	/s/ Katy Murray
Katy Murray
Executive Vice President/Chief Financial Officer